Exhibit 99.1

Contact:
Robert E. Dries
Executive Vice President and
Chief Financial Officer
(502) 627-7140

PHARMERICA REPORTS THIRD QUARTER 2017 RESULTS

PharMerica Stockholders Approve Merger at Special Meeting;
Transaction On-Track to Close by Early 2018

LOUISVILLE, Ky. (November 9, 2017) – PharMerica Corporation (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and oncology pharmacy services, today reported its financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Results

The results for the third quarter of 2017 are set forth below:

➢	Key Comparisons of Third Quarters Ended September 30, 2017 and 2016:

•
Revenues for the third quarter of 2017 were $595.1 million compared with $512.6 million for the third quarter of 2016; an increase of 16.1%.  The increase in revenues of $82.5 million was driven by the 2016 and 2017 acquisitions, organic growth in the Company’s diversified businesses, partially offset by the loss of volume in the long-term care pharmacy business.

•
Gross profit for the third quarter of 2017 was $89.3 million compared with $78.5 million in the third quarter of 2016; an increase of 13.8%. The increase in gross profit was due to improved purchasing strategies along with higher gross profit associated with the Company’s diversified businesses due to organic growth and recent acquisitions, partially offset by lower prescription volume in the long-term care pharmacy business.

•
Selling, general and administrative expenses were $62.2 million or 10.5% of revenues for the three months ended September 30, 2017 compared to $53.1 million or 10.4% of revenues for the three months ended September 30, 2016.

•
Net income for the third quarter of 2017 was $3.2 million, or $0.10 diluted earnings per share, compared to $7.3 million, or $0.23 diluted earnings per share, for the same period in 2016. Adjusted diluted earnings per share was $0.46 in the third quarter of 2017 compared to $0.44 in the third quarter of 2016.

•	Adjusted EBITDA for the third quarter of 2017 was $33.7 million compared with $31.5 million in the third quarter of 2016; an increase of 7.0%.

•
Cash flows provided by operating activities for the third quarter of 2017 were $18.0 million compared with cash flows provided by operating activities of $39.1 million in the third quarter of 2016. The decrease in cash from operating activities was due primarily to inventory level fluctuations and the timing of accounts payable disbursements.

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
•
During the third quarter of 2017 the Company made two acquisitions of long-term care pharmacies as well as an acquisition of a home infusion business for an aggregate purchase price of approximately $42.8 million.

Key Comparisons of the Nine Months Ended September 30, 2017 and 2016:

•
Revenues for the nine months ended September 30, 2017 were $1,753.9 million compared with $1,556.7 million for the nine months ended September 30, 2016; an increase of 12.7%. The increase was driven by the 2016 and 2017 acquisitions, as well as organic growth in the Company’s diversified businesses and branded drug inflation, partially offset by a reduction in prescription volume in the long-term care pharmacy business.

•
Gross profit for the nine months ended September 30, 2017 was $266.7 million compared with $242.3 million for the nine months ended September 30, 2016; an increase of 10.1%. The increase in gross profit was due to improved purchasing strategies along with higher gross profit associated with the Company’s diversified businesses as a result of organic growth and recent acquisitions, partially offset by lower prescription volume in the long-term care pharmacy business.

•
Selling, general and administrative expenses were $187.4 million or 10.7% of revenues for the nine months ended September 30, 2017, compared to $165.8 million or 10.7% of revenues for the nine months ended September 30, 2016.

•
Net income for the nine months ended September 30, 2017 was $11.4 million, or $0.36 diluted earnings per share, compared to $13.9 million, or $0.44 diluted earnings per share, for the same period in 2016. Adjusted diluted earnings per share was $1.35 for the nine months ended September 30, 2017 compared to $1.36 for the nine months ended September 30, 2016.

•	Adjusted EBITDA for the nine months ended September 30, 2017 was $99.6 million compared with $93.6 million for the nine months ended September 30, 2016; an increase of 6.4%.

•
Cash flows provided by operating activities for the nine months ended September 30, 2017 were $132.7 million compared with $80.3 million for the nine months ended September 30, 2016. The increase in cash from operating activities was due primarily to greater inventory reductions in 2017 compared to the same period in 2016.

Acquisition by KKR and Walgreens Boots Alliance, Inc.

As previously announced on August 2, 2017, PharMerica has entered into a definitive merger agreement pursuant to which a newly formed company controlled by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), with Walgreens Boots Alliance, Inc. as a minority investor, will acquire PharMerica. The all-cash transaction is valued at approximately $1.4 billion including the assumption or repayment of debt.

At a special meeting of PharMerica Corporation’s stockholders held earlier today, stockholders voted upon and approved the adoption of the Merger Agreement.  The transaction is expected to be completed by early 2018, at which time PharMerica will become a private company.  PharMerica cannot predict with certainty when, or if, the transaction will be completed because its completion is subject to conditions beyond the control of the Company.

In light of the agreement with KKR and Walgreens Boots Alliance, Inc., PharMerica does not intend to hold earnings conference calls during the pendency of the transaction.

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets.

PharMerica operates 99 institutional pharmacies, 20 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s expectation that the merger will be completed by early 2018.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to timely consummate the merger, if at all, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release.  Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.  All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2017		2016		2017
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$512.6	100.0%	$595.1	100.0%	$1,556.7	100.0%	$1,753.9	100.0%

Cost of goods sold	434.1	84.7	505.8	85.0	1,314.4	84.4	1,487.2	84.8

Gross profit	78.5	15.3	89.3	15.0	242.3	15.6	266.7	15.2

Selling, general and administrative expenses	53.1	10.4	62.2	10.5	165.8	10.7	187.4	10.7

Amortization expense	8.3	1.6	10.0	1.7	24.7	1.6	29.0	1.7

Merger, acquisition, integration costs and other charges	5.3	1.0	5.6	0.9	14.1	0.9	12.7	0.7

Settlement, litigation and other related charges	(0.8)	(0.2)	1.2	0.2	7.2	0.5	6.5	0.4

Restructuring and impairment charges	0.6	0.2	0.1	-	3.1	0.2	0.1	-

Operating income	12.0	2.3	10.2	1.7	27.4	1.7	31.0	1.7

Interest expense, net	3.0	0.6	4.1	0.7	9.3	0.6	11.9	0.7

Income before income taxes	9.0	1.7	6.1	1.0	18.1	1.1	19.1	1.0

Provision for income taxes	1.7	0.3	2.9	0.5	4.2	0.2	7.7	0.4

Net income	$7.3	1.4%	$3.2	0.5%	$13.9	0.9%	$11.4	0.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Earnings per common share:
Basic	$0.24	$0.10	$0.45	$0.37
Diluted	$0.23	$0.10	$0.44	$0.36

Shares used in computing earnings per common share:
Basic	30,754,253	31,118,756	30,670,487	31,019,184
Diluted	31,071,290	31,401,624	31,040,849	31,355,196

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	Dec. 31, 2016	Sept. 30, 2017

ASSETS
Current assets:
Cash and cash equivalents	$5.4	$7.8
Accounts receivable, net	235.4	249.2
Inventory	214.7	139.2
Income taxes receivable	4.7	5.1
Prepaids and other assets	56.5	54.0
	516.7	455.3

Equipment and leasehold improvements	250.9	273.4
Accumulated depreciation	(165.1)	(184.1)
	85.8	89.3

Goodwill	392.3	449.3
Intangible assets, net	187.6	193.4
Deferred tax assets, net	9.2	1.8
Other long-term assets	81.4	79.3
	$1,273.0	$1,268.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107.1	$97.1
Salaries, wages and other compensation	32.5	34.8
Current portion of long-term debt	15.6	15.4
Other accrued liabilities	27.1	29.0
	182.3	176.3

Long-term debt	457.8	444.8
Other long-term liabilities	88.7	85.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2016 and September 30, 2017	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,698,269 and 34,130,736 shares issued as of December 31, 2016 and September 30, 2017, respectively	0.3	0.3
Capital in excess of par value	411.1	419.3
Retained earnings	173.7	185.1
Treasury stock at cost, 2,916,906 and 3,011,789 shares at December 31, 2016 and September 30, 2017, respectively	(40.9)	(43.1)
	544.2	561.6
	$1,273.0	$1,268.4

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Cash flows provided by (used in) operating activities:
Net income	$7.3	$3.2	$13.9	$11.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	6.2	6.6	17.2	20.3
Amortization	8.3	10.0	24.7	29.0
Stock-based compensation and deferred compensation	2.2	2.2	6.3	7.2
Amortization of deferred financing fees	0.1	0.2	0.4	0.6
Deferred income taxes	0.2	1.3	8.0	8.5
Other	0.1	0.1	0.2	-
Change in operating assets and liabilities:
Accounts receivable, net	(7.4)	(2.6)	(14.4)	(6.7)
Inventory	43.9	3.5	36.5	81.0
Prepaids and other assets	(0.2)	(3.9)	(0.7)	4.6
Accounts payable	(24.5)	(7.4)	2.3	(15.8)
Salaries, wages and other compensation	0.2	3.2	(2.5)	2.1
Other accrued and long-term liabilities	(4.1)	-	(13.4)	(9.0)
Change in income taxes payable (receivable)	6.9	1.6	3.1	(0.4)
Excess tax benefit from stock-based compensation	(0.1)	-	(1.3)	(0.1)
Net cash provided by operating activities	39.1	18.0	80.3	132.7

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(13.0)	(7.5)	(26.3)	(23.4)
Acquisitions, net of cash acquired	(24.4)	(43.3)	(31.3)	(94.0)
Cash proceeds from sale of assets	0.1	-	0.1	-
Net cash used in investing activities	(37.3)	(50.8)	(57.5)	(117.4)

Cash flows provided by (used in) financing activities:
Repayments of long-term debt	(2.8)	(3.8)	(8.4)	(11.3)
Net activity of long-term revolving credit facility	(19.5)	31.1	(27.5)	(1.9)
Payment of debt issuance stock	-	(0.1)	-	(0.1)
Issuance of common stock	0.1	-	0.2	3.0
Treasury stock, for employee taxes on stock awards	(0.3)	-	(3.3)	(2.2)
Repayments of capital lease obligations	(0.2)	(0.1)	(0.4)	(0.4)
Net cash (used in) provided by financing activities	(22.7)	27.1	(39.4)	(12.9)

Change in cash and cash equivalents	(20.9)	(5.7)	(16.6)	2.4
Cash and cash equivalents at beginning of period	27.4	13.5	23.1	5.4

Cash and cash equivalents at end of period	$6.5	$7.8	$6.5	$7.8

Supplemental information:
Cash paid for interest	$2.7	$3.9	$7.9	$11.3
Cash (received) paid for taxes	$(5.0)	$0.4	$(4.8)	$0.2

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Pharmacy data:
Prescriptions dispensed (in thousands)	7,520	7,497	23,683	22,959
Revenue per prescription dispensed	$68.16	$79.38	$65.73	$76.39
Gross profit per prescription dispensed	$10.44	$11.91	$10.23	$11.62

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Net income	$7.3	$3.2	$13.9	$11.4
Add:
Interest expense, net	3.0	4.1	9.3	11.9
Provision for income taxes	1.7	2.9	4.2	7.7
Depreciation and amortization expense	14.4	16.6	41.8	49.3
EBITDA	26.4	26.8	69.2	80.3
Merger, acquisition, integration costs and other charges	5.3	5.6	14.1	12.7
Settlement, litigation and other related charges	(0.8)	1.2	7.2	6.5
Restructuring and impairment charges	0.6	0.1	3.1	0.1
Adjusted EBITDA	$31.5	$33.7	$93.6	$99.6
Adjusted EBITDA margin	6.1%	5.7%	6.0%	5.7%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Diluted earnings per share	$0.23	$0.10	$0.44	$0.36
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.11	0.11	0.29	0.25
Settlement, litigation and other related charges	(0.02)	0.03	0.14	0.13
Restructuring and impairment charges	0.01	-	0.06	-
Amortization of intangible assets	0.17	0.20	0.51	0.58
Tax impact of the above adjustments on tax provision	(0.06)	0.02	(0.08)	0.03
Adjusted diluted earnings per share	$0.44	$0.46	$1.36	$1.35

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH FLOWS PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017
Adjusted EBITDA	$31.5	$33.7	$93.6	$99.6
Interest expense, net	(3.0)	(4.1)	(9.3)	(11.9)
Merger, acquisition, integration costs and other charges	(5.3)	(6.9)	(24.6)	(19.3)
Provision for bad debt	0.1	3.0	4.0	9.6
Amortization of deferred financing fees	0.1	0.2	0.4	0.6
Provision (benefit) for income taxes	(1.7)	(2.9)	(4.2)	(7.7)
Deferred income taxes	0.2	1.3	8.0	8.5
Changes in federal and state income tax payable (receivable)	6.9	1.6	3.1	(0.4)
Stock-based compensation and deferred compensation	2.2	2.2	6.3	7.2
Excess tax benefit from stock-based compensation	(0.1)	-	(1.3)	(0.1)
Changes in assets and liabilities	8.1	(10.2)	4.1	46.6
Other	0.1	0.1	0.2	-
Net cash flows provided by operating activities	$39.1	$18.0	$80.3	$132.7

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

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PMC Reports Results for the Third Quarter 2017

November 9, 2017
PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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